CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Highland Funds II:

We consent to the use of our report dated November 25, 2013, with respect to the financial statements of the Highland Alternative Income Fund as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “FINANCIAL STATEMENTS” and “FINANCIAL HIGHLIGHTS” in the combined proxy statement and prospectus filed on Form N-14.

/s/ KPMG LLP

Boston, Massachusetts

December 20, 2013